Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Darden Restaurants, Inc.:

     We consent to the incorporation by reference in the Registration Statement on Form S-3 of Darden Restaurants, Inc. of our reports dated July 28, 2005 relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 29, 2005 and May 30, 2004, and the related consolidated statements of earnings, changes in stockholders' equity and accumulated other comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended May 29, 2005, management's assessment of the effectiveness of internal control over financial reporting as of May 29, 2005 and the effectiveness of internal control over financial reporting as of May 29, 2005, which reports are included in the Annual Report on Form 10-K for the year ended May 29, 2005 of Darden Restaurants, Inc., and also to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

                                              /s/ KPMG LLP

Orlando, Florida
July 28, 2005